UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/20/2007

UMB FINANCIAL CORP
(Exact name of registrant as specified in its charter)

Commission File Number:  0-4887

MO	43-0903811
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1010 Grand Blvd, Kansas City, MO 64106
(Address of principal executive offices, including zip code)

(816) 860-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

In October 2007, UMB Financial Corporation ("UMB"), as a member of Visa U.S.A. Inc. (Visa U.S.A.), received shares of restricted stock in Visa, Inc. (Visa) as a result of its participation in the global restructuring of Visa U.S.A., Visa Canada Association, and Visa International Service Association in preparation for an initial public offering. On November 7, 2007, Visa announced that it had reached a settlement with American Express related to an antitrust lawsuit. As reported by Visa in a Current Report on Form 8-K filed with the Securities and Exchange Commission on November 13, 2007, the settlement became effective upon receipt of the requisite approval of Visa U.S.A. members on November 9, 2007. UMB and other Visa U.S.A. member banks are obligated to share in potential losses resulting from this and certain other litigation. In consideration of the announced American Express settlement, UMB's proportionate membership share of Visa U.S.A, and accounting guidance that UMB has been informed was provided by the Securities and Exchange Commission (SEC), UMB will record in the fourth quarter of 2007 a liability and corresponding expense of approximately $2.8 million pre-tax. The other Visa litigation matters that are being evaluated may result in further litigation accruals by the Company in the current or future quarters.

As disclosed in Visa's Form 8-K filed with the SEC on November 9, 2007, Visa intends that payments related to the above litigation matters will be funded from an escrow account to be established with a portion of the proceeds from its planned initial public offering. UMB currently anticipates that its proportional share of the proceeds of the planned initial public offering by Visa will more than offset any liabilities related to Visa litigation.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements rely on a number of assumptions concerning future events and are subject to risks and uncertainties, which could cause actual results to differ materially from those contemplated by the forward-looking statements in this Current Report on Form 8-K, any exhibits to this Current Report and other public statements the company may make. While management of UMB believes their assumptions are reasonable, UMB cautions that changes in general economic conditions, changes in interest rates, changes in the securities markets, changes in operations, changes in competition, technology changes, legislative or regulatory changes, the ability of customers to repay loans, changes in loan demand, increases in employee costs, and other risks and uncertainties detailed in UMB's filings with the Securities and Exchange Commission, may cause actual results to differ materially from those discussed in this release. UMB has no duty to update such statements, and undertakes no obligation to update or supplement forward-looking statements that become untrue because of new information, future events or otherwise.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORP

Date: December 21, 2007	By:	/s/ Michael D. Hagedorn
Michael D. Hagedorn
Chief Financial Officer